Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

NASHUA CORPORATION

● , 2009

Important Notice Regarding the Availability of Proxy Materials for the Special
Meeting of Shareholders to be Held on ● , 2009:
The Proxy Statement is available at www.nashua.com/investors/meetingmaterials.aspx

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
1. The approval of the Agreement and Plan of Merger, dated as of May 6, 2009, among Cenveo, Inc. (“Cenveo”), NM Acquisition Corp., a wholly-owned subsidiary of Cenveo (“Merger Sub”), and Nashua Corporation pursuant to which Nashua Corporation and Merger Sub will merge, and the transactions contemplated thereby.
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2. The approval of the adjournment of the Special Meeting, if necessary, to permit Nashua Corporation to solicit additional proxies if there are insufficient votes to constitute a quorum or to approve the Agreement and Plan of Merger.
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PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTPAID RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by an authorized person.

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PROXY

NASHUA CORPORATION

PROXY for Special Meeting of Shareholders -  ● , 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints JOHN L. PATENAUDE and THOMAS BROOKER, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Nashua Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at Nashua’s offices at 250 South Northwest Highway, Park Ridge, Illinois, on ● , 2009 at ● a.m. (local time) and at any adjournment thereof.  Each of the following matters is being proposed by the Company.

Unless a contrary direction is indicated, this Proxy will be voted FOR the approval of the Agreement and Plan of Merger in Proposal 1, and FOR the approval of the adjournment of the Special Meeting, if necessary, in Proposal 2, in each case as more specifically set forth in the Proxy Statement.  If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR Proposal 1, and a vote FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)